Exhibit 3.1

CAREY WATERMARK INVESTORS INCORPORATED

ARTICLES OF AMENDMENT

CAREY WATERMARK INVESTORS INCORPORATED, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation as currently in effect (the "Charter") is hereby amended by deleting the definitions of "Roll-Up Entity" and "Roll-Up Transaction" within Article IV (Definitions) of the Charter in their entirety.

SECOND: The Charter is hereby further amended by deleting the existing Article XIV (Roll-Up Transactions), including Sections 14.1 and 14.2, of the Charter in their entirety and by deleting the references to such Article and Sections in the Table of Contents of the Charter.

THIRD: The Charter is hereby further amended by replacing the reference to ", Article XII and Article XIV" with "and Article XII" within the existing Article XIII (Amendments) of the Charter.

FOURTH: The amendments of the Charter as hereinabove set forth has been duly advised and approved by the Board of Directors and approved by the stockholders of the Corporation to the extent required by law.

FIFTH:  These Articles of Amendment shall be effective at 12:31 p.m., local time in Baltimore City, Maryland, on April 9, 2020.

SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Corporate Secretary on this 9th day of April, 2020.

ATTEST:	CAREY WATERMARK INVESTORS INCORPORATED

/s/ Susan C. Hyde	/s/ Michael G. Medzigian	(SEAL)
Name: Susan C. Hyde	Name: Michael G. Medzigian
Title: Corporate Secretary	Title: Chief Executive Officer